 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2013

POKERTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Crews Road, Suite F Matthews, North Carolina	28105
(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

O	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
O	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
O	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
O	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by PokerTek, Inc., a North Carolina corporation (the “Registrant”), in connection with the items set forth below.

Item 1.01.	Entry into a Material Definitive Agreement

On March 1, 2013, the Registrant entered into the Seventh Amendment to the Loan and Security Agreement (the “Loan Agreement”) between the Registrant and Silicon Valley Bank (“SVB”) which, among other things, (i) extends the maturity date of the credit facility from SVB to January 15, 2014; (ii) at the Registrant’s request, reduces the line of credit to a maximum of $625,000; and (iii) reduces the burden of one of the financial covenants.

The foregoing summary is qualified in its entirety by reference to the Seventh Amendment to the Loan Agreement which is attached as Exhibit 10.1 hereto.

Item 2.02.	Results of Operations and Financial Condition.

On March 7, 2013, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, announcing its financial results for the period and year ended December 31, 2012.

Item 3.02.	Unregistered Sales of Equity Securities

On March 1, 2013, the Registrant sold 460,000 shares of its common stock to accredited investors (as defined under the Securities Act of 1933, as amended (the “Act”)) at a price of $1.05 per share (the “Private Placement”), yielding gross proceeds of $483,000 and net proceeds of approximately $474,000.

The Private Placement was exempt from the registration requirements of the Act pursuant to Section 4(5) and Rule 506 of Regulation D promulgated under the Act.  All of the foregoing shares will bear a legend restricting their transfer other than pursuant to registration or exemption from registration pursuant to the Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Seventh Amendment to the Loan and Security Agreement between the Registrant and Silicon Valley Bank
99.1	Press Release dated March 7, 2013 announcing financial results for the period and year ended December 31, 2012

***********

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POKERTEK, INC.

Date: March 7, 2013	By:	/s/ Mark D. Roberson
Mark D. Roberson, Chief Executive Officer and Chief Financial Officer